UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2010

GSE SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	1-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Suite 200, Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-4800
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Registrant's telephone number, including area code

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Grants

On October 28, 2010, the Compensation Committee of the Board of Directors of GSE Systems, Inc. (the “Company”) granted to certain of its officers and key employees options to purchase an aggregate of 255,000 shares of the Company’s Common Stock at an exercise price of $3.40 per share.  The stock options, which were non-qualified for tax purposes, were granted pursuant to the Company’s Amended and Restated 1995 Long-Term Incentive Plan (the “Plan”) and expire on October 27, 2017.  The stock options vest as follows: (i) 40% on October 28, 2011, (ii) 30% of October 28, 2012, and (iii) 30% on October 28, 2013.

The following Named Executive Officers received grants of stock options:

Name	Title	Number of Options
James Eberle	Chief Executive Officer	40,000
Jerome I Feldman	Chairman of the Board	40,000
Jeffery Hough	Sr. Vice President and Chief Financial Officer	20,000
Chin-Our Jerry Jen	President	20,000
Gill Grady	Sr. Vice President	20,000

The stock options awarded pursuant to the Plan are evidenced by Stock Option Agreements, the form and substance of which are substantially similar to the Stock Option Agreement described in Exhibit 10.1 hereto and incorporated herein by reference.

Departure of Chief Executive Officer

On April 30, 2010, the Company entered into an employment agreement (the “Agreement”) with its Chief Executive Officer, Mr. John V. Moran.  The terms of the Agreement provided that Mr. Moran would continue as Chief Executive Officer until October 31, 2010, at which time Mr. Moran would retire from the Company, resign as a member of the Board of Directors and the Executive Committee of the Board of Directors, and become a consultant to the Company.  Mr. Moran’s consulting agreement with the Company continues until October 31, 2013.

Appointment of Chief Executive Officer

The Board of Directors appointed Mr. James Eberle as the Chief Executive Officer of the Company effective November 1, 2010. In addition, Mr. Eberle was appointed to fill the vacancy created by Mr. Moran’s resignation on the Board of Directors and the Executive Committee of the Board of Directors.  Mr. Eberle (age 42) has been Chief Operating Officer of the Company since June 1, 2010.   From June, 2004 through May 31, 2010,  Mr. Eberle had been the President of  MXL Industries, Inc. MXL is a complete, turn-key provider of optical quality mold design, tooling, molding, and coating of polycarbonate and acrylic parts concentrating on meeting stringent optical performance requirements for a broad spectrum of customers.

Mr. Eberle’s Employment Agreement

The Compensation Committee of the Board of Directors approved Mr. Eberle’s Employment Agreement which commences on November 1, 2010 and will run until October 31, 2012.  Mr. Eberle shall receive a base annual salary of $300,000.  On the anniversary date of the Employment Agreement, his  base salary shall be increased by an amount equal to a minimum of the greater of (i) three percent (3%) and (ii) an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

For each year the Agreement is in effect, the Compensation Committee of the Board of Directors shall determine the bonus amount for the most recently completed fiscal year and payment shall be made by March 15 of the subsequent year.  The bonus is performance based and the performance goals shall be mutually agreed to by Mr. Eberle and the Compensation Committee.  For 2011, Mr. Eberle’s target bonus is $150,000.  For each year of the Employment Agreement, the Company’s Compensation Committee shall increase the bonus target by an amount equal to a minimum of the greater of (i) three percent (3%) and (ii) an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

The Company shall provide Mr. Eberle with an automobile of his choice (comparable to the automobile currently driven by him) at the Company’s expense and shall pay the maintenance, gas, and insurance expenses in connection with such automobile. Mr. Eberle shall also receive an allowance for a club membership of $4,000 per year.  The Company shall pay the monthly medical and dental insurance premiums for Mr. Eberle in connection with Company-provided health insurance plans.  Mr. Eberle is entitled to receive vacation in accordance with the Company’s policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Mr. Eberle is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel, continuing education and customer entertainment expenses.

The Company may terminate the Employment Agreement for cause.  Examples of “cause” include (i) willful and continued failure to substantially perform contractual duties after the Company has communicated its demand for substantial performance; (ii) willfully engaging in misconduct which has a material adverse effect on the Company’s reputation, operations, prospects or business relations; (iii) conviction for any felony or entry of a plea of “no contest” for a crime of moral turpitude; or (iv) breach of any of the terms and conditions of the Employment Agreement.  Notice of termination must be in writing and must state the reason for termination and Mr. Eberle (with his attorney) shall have the opportunity to be heard by the Company’s Board of Directors.  In the event of termination for cause, Mr. Eberle shall continue to receive his full salary through the date of termination.  In the event of disability, Mr. Eberle will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.

If the Company shall terminate Mr. Eberle’s employment in breach of the terms of the Employment Agreement, then the Company shall pay Mr. Eberle his full salary and benefits for a period equal to the greater of (i) the number of months then remaining on the term of the Employment Agreement and (ii) 12 months.  Additionally, all options to purchase the Company's common stock granted to Mr. Eberle under the Company's option plan or otherwise shall immediately become fully vested and shall terminate on such date as they would have terminated if Mr. Eberle's employment by the Company had not terminated.

In the event a Change of Control occurs and Mr. Eberle is offered employment upon conditions that result in his decision to terminate employment for Good Reason (as defined in the Employment Agreement); then for a period of 18 months from the date of his termination, Mr. Eberle shall continue to receive salary and all benefits (including medical, dental and life insurance coverage and any other Company-provided benefits, including car and club allowances) that he is receiving as of the date the Change of Control occurs. In addition, Mr. Eberle shall also be entitled to receive on the date of termination an amount equal to the average of the amounts paid to him as a bonus for the two years prior to the year in which the Change of Control takes place.

The foregoing is a brief description of the terms of the Employment Agreement and by its nature is incomplete.  It is qualified in its entirety by the text of the Employment Agreement, a copy of which is included herewith as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

10.1
Form of Stock Option Agreement under the GSE Systems, Inc. 1995 Long-Term Incentive Plan.  Previously filed in connection with the GSE Systems, Inc. Form 10-K as filed with the Securities and Exchange Commission on March 22, 1996 and incorporated herein by reference.

10.2	Employment Agreement, dated as of November 1, 2010, between the Company and Mr. James Eberle. Filed herewith.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: November 1, 2010	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer